                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                        Date of Report: October 24, 1997
                       (Date of earliest event reported)


                             METAL MANAGEMENT, INC.
             (Exact name of registrant as specified in the charter)

     Delaware                         0-14836                  94-2835068
(State or other jurisdiction    (Commission File No.)        (IRS Employer
    of incorporation)                                      Identification No.)

                         500 Dearborn Street, Suite 405
                            Chicago, Illinois  60610
                    (Address of Principal Executive Offices)

                                 (312) 645-0700
               Registrant's telephone number including area code)

                                      N/A

         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

         Metal Management, Inc. (NASDAQ Symbol - "MTLM") today reported that it has entered into an agreement with all of the holders (the "Purchasers") of the Company's Series A Convertible Preferred Stock (the "Preferred Stock") under which the Purchasers have agreed to waive certain mandatory conversion conditions and certain mandatory redemption events contained in the Certificate of Designations governing the Preferred Stock. In particular, the Purchasers have agreed to waive their right to be redeemed in cash at maturity in the event that the Company fails, as of the maturity date, to: (x) maintain a market capitalization of greater than seventy-five million dollars ($75,000,000); (y) have an average daily trading volume of at least thirty (30) thousand shares during a time period prior to maturity of the Preferred Stock; or (z) have its common stock designated for quotation on the Nasdaq National Market or listed on the New York Stock Exchange or other national securities exchange. In addition, the Purchasers waived their right to require the Company to redeem their Preferred Stock in cash in the event that, at any time while such Preferred Stock is outstanding, the Company's common stock is no longer quoted on the Nasdaq National Market or listed on a national securities exchange. Robert C. Larry, the Company's Chief Financial Officer, explained that as a result of the waiver, "the Company will be able to reclassify on a prospective basis the amounts received by the Company from the sale of the Preferred Stock as a component of stockholders' equity on the Company's consolidated balance sheet, rather than its previous characterization as temporary equity. In addition, the balance sheet description of the Preferred Stock will change prospectively from 'Redeemable Convertible Preferred Stock' to 'Convertible Preferred Stock.'" A copy of the Company's unaudited combined condensed balance sheet as of September 30, 1997 adjusted to give effect to this waiver is included as an exhibit to this Current Report and incorporated by reference herein.

         All of the statements in this report, other than historical facts, are forward-looking statements made in reliance upon the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risks and uncertainties and are subject to change at any time. These statements reflect the Company's current expectations regarding the future profitability of the Company and its subsidiaries and the benefits to be derived from the Company's execution of the Company's industry consolidation strategy. As discussed in the Company's annual report for the period ended March 31, 1997, and its quarterly reports for the periods ended June 30, 1997 and September 30, 1997, some of the factors which could affect the Company's performance include, among other things: possible inability to replace short-term financing with longer term capital commitments, possible inability to obtain capital through debt and/or equity placements sufficient to fund cash requirements under acquisition and merger agreements, risk of expansion strategy, cyclicality of operating results, price fluctuations, existing and future debt of the Company, competition in the scrap metal industry, immediate and future capital requirements, substantial leverage, reliance on management and principal stockholders and environmental matters.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (b)     Pro Forma Financial Information

         Unaudited pro forma combined condensed Balance Sheet at September 30, 1997, giving effect to the Waiver of Mandatory Conversion Conditions, Waiver of Mandatory Redemption Event, and Consent to Amendment dated as of October 24, 1997.

         (c)     Exhibits

         3.3 Amendment to Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Registrant.

         99.1    Press Release dated October 27, 1997.

         99.2 Waiver of Mandatory Redemption Event dated as of October 16, 1997 by and among the Registrant and each of the purchasers of the Registrant's Series A Convertible Preferred Stock listed as purchasers on the signature page thereto.

         99.3 Waiver of Mandatory Conversion Conditions, Waiver of Mandatory Redemption Event, and Consent to Amendment dated as of October 24, 1997 by and among the Registrant and each of the purchasers of the Registrant's Series A Convertible Preferred Stock listed as purchasers on the signature page thereto.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             METAL MANAGEMENT, INC.


Dated October 27, 1997
                             By:       /s/ Gerard M. Jacobs
                                ------------------------------------------
                                     Gerard M. Jacobs,
                                     President and Chief Executive Officer

                        PRO FORMA FINANCIAL INFORMATION

On October 24, 1997, the Company obtained a waiver of certain mandatory conversion and redemption conditions and consent to amendment from all the holders of the Company's Series A Preferred Stock. The waiver and consent to amendment permanently and irrevocably waived any and all rights of the holders that would require the preferred stock to be redeemed in cash at maturity if certain mandatory conversion conditions were not satisfied. Additionally, the agreement waived certain provisions of the certificate of designations regarding certain mandatory redemption events of the preferred stock. As a result, all redemption provisions of the preferred stock that are outside of the Company's control have been waived or eliminated. The changes in the terms of the Series A Preferred Stock require the balance sheet classification of such securities to change prospectively from "temporary equity" to a component of shareholders' equity. Additionally, the balance sheet description of the Series A Preferred Stock will change prospectively from "Redeemable convertible preferred stock" to "Convertible preferred stock".

The accompanying unaudited pro forma combined condensed balance sheet gives effect to the change in classification of the Series A Preferred Stock from "temporary equity" to a component of shareholders' equity as if the waiver and amendments were obtained on September 30, 1997. The accompanying unaudited pro forma combined condensed balance sheet has been derived from the Company's unaudited balance sheet at September 30, 1997 (incorporated by reference to the Company's Quarterly Report on Form 10-Q dated September 30, 1997, filed with the Commission on October 17, 1997).

The unaudited pro forma condensed balance sheet should be read in conjunction with the second quarter financial statements and notes thereto for the Company, which appear on the Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

'                  PRO FORMA COMBINED CONDENSED BALANCE SHEET
                          (IN THOUSANDS, UNAUDITED)

                                                                                                THE COMPANY
                                                      THE COMPANY                                PRO FORMA
                                                       SEPTEMBER        PRO FORMA                SEPTEMBER
                                                        30, 1997       ADJUSTMENTS     REF        30, 1997
                                                        --------       -----------     ---        ---------
ASSETS
Current Assets:
    Cash and cash equivalents                       $     11,999       $         0              $    11,999
    Accounts receivable, net                              50,518                                     50,518
    Inventories                                           34,978                                     34,978
    Prepaid expenses and other assets                      2,831                                      2,831
                                                     -----------                                 ----------
               Total current assets                      100,326                                    100,326


Property and equipment, net                               57,479                                     57,479
Other assets                                               1,911                                      1,911
Goodwill and other intangibles, net                      107,953                                    107,953
                                                     -----------                                 ----------
                    TOTAL ASSETS                     $   267,669       $         0              $   267,669
                                                    ============       ============              ===========


LIABILITIES AND EQUITY
Current Liabilities:
     Operating line of credit                        $    14,297        $        0                   14,297
     Accounts Payable                                     34,220                                     34,220
     Other accrued liabilities                            10,446                                     10,446
     Current portion of notes payable to related          33,083                                     33,083
     parties
     Current portion of long-term debt                     3,037                                      3,037
                                                     -----------                                 ----------
             Total current liabilities                    95,083                                     95,083

Long term notes payable to related parties, less          27,992                                     27,992
current
Long-term debt, less current portion                      22,132                                     22,132
Deferred taxes                                             7,462                                      7,462
Other liabilities                                          2,040                                      2,040
                                                     -----------                                 ----------
                 TOTAL LIABILITIES                       154,709                                    154,709


Redeemable convertible preferred stock -                  24,323           (24,323)    1.                 0
Series A
Stockholders' equity:
    Convertible preferred stock - Series A                     0            24,323     1.            24,323
    Common stock                                             165                                        165
    Warrants                                              15,451                                     15,451
    Additional paid-in-capital                            67,592                                     67,592
    Retained earnings                                      5,429                 0                    5,429
                                                     -----------        ----------               ----------
             Total stockholders' equity                   88,637            24,323                  112,960
                                                     -----------        ----------               ----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $   267,669        $        0               $  267,669
                                                     ===========        ==========               ==========


See accompanying notes to unaudited combined condensed pro forma balance sheet

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

The unaudited pro forma combined condensed balance sheet as of September 30, 1997 is based on the following adjustment.

1. Adjustment represents the reclassification of the Series A Preferred Stock from "temporary equity" to a component of shareholders' equity. On a prospective basis, this reclassification will have the following impact to the Company:

     a. The Company will no longer be required to accrete the remaining discount of $993,000 up to the redemption value on the preferred stock. This accretion would have occurred through the maturity date.

     b. Dividends accrued on the preferred stock and unpaid will be reflected as a dividend payable. Dividends accrued on the redeemable preferred stock through September 30, 1997 were added to the carrying value of the preferred stock.